EXHIBIT 10.7
                        PRINCIPAL PARTICIPATION AGREEMENT

THIS  AGREEMENT  is  made  as  of  the  1st  day  of  June,  2003

BETWEEN:
     CANONLINE GLOBAL MEDIA INC., a Company incorporated under the laws of the Province of British Columbia, having its registered office at 200 - 1311 Howe Street, Vancouver, British Columbia, Canada, V6Z 2P3

               (hereinafter  called  the  "Company")
                                                               OF THE FIRST PART

AND:
     MICHAEL W. WAAGE, Businessman, of 7120 Greenridge Drive, Eden Prairie, Minnesota, USA

               (hereinafter  called  "Waage")
                                                              OF THE SECOND PART

WHEREAS:

A. Pursuant to a certain Principal Participation Agreement dated March 10, 2000 (the "First Participation Agreement") the Company and Waage agreed to certain terms regarding Waage providing certain services to the Company. Due to other commitments, Waage has not been providing his services to the Company as contemplated by the First Participation Agreement. However, Waage now wishes to provide his services to the Company on a full-time basis and the Company now wishes to engage his services on a full time basis according to the terms of this agreement.

B. The Company and Waage wish to formally document the terms and conditions of their relationship. Accordingly, the Company and Waage have mutually agreed to enter into this agreement (the "Agreement") for the purposes stated herein upon the terms and conditions set forth below and with the intent that this Agreement will completely supercede the First Participation Agreement and the terms and provisions thereof which are herein mutually deemed to be void ab initio.

NOW THEREFORE in consideration of the mutual covenants, premises and conditions herein contained the parties hereto have agreed each with the other as follows:
1.     Engagement  of  Services

The Company hereby engages Waage on a full-time basis to perform the following services for the Company: introducing venture capital and financing firms to the Company for the purpose of financing its business; facilitating the introduction of the Company's services and products to other companies, businesses and governmental organizations for the purpose of generating potential sales; and promoting inventory listings; and performing such other services that might reasonably relate thereto (collectively called the "Services") as may be designated by the Board of Directors (the "Board") of the Company including acting as the Company's Vice-President of Global Sales and Marketing at the pleasure of the Board. Waage agrees to perform the Services for the Company pursuant to the terms of this Agreement and as may be directed by the Board or its designated senior officers.
2.     Term  of  Engagement

The term (the "Term") of engagement of Waage pursuant to this Agreement will initially be for a period of two (2) years extending from June 1, 2003 to and including May 31, 2005 and may be extended thereafter on the anniversary date of this Agreement for consecutive Terms of two (2) year each.

3.     Compensation

3.1 Subject to the successful completion of the financing proposed by the Company (the "Financing"), during the Term of this Agreement Waage will receive a commission (the "Commission") as and when the Commission is determined and declared by the Board. The Commission, if any, will be equal to percentage (to be determined by the Board) of the base inventory value of all products listed and sold on the Company's Reelindie Global Network and other sites (the "Sites") by companies or businesses that have been exclusively registered by Waage with the Company.

3.2 Subject to the successful Financing, during the Term of this Agreement Waage will receive a base salary of $78,000 USD per annum (the "Base Salary") that will be subject to annual review by the Board or any committee appointed by the Board to whom that function has been delegated.

3.3 Waage will be eligible to receive Common Shares of the Company in the form stock options (the "Stock Options") exercisable at a price per Share as and when the Stock Options may be determined by the Board in its sole absolute discretion. All Stock Options are subject to the terms and conditions of the Company's Vesting and Lock-up Agreement at the time the Stock Options are exercised. Subject to the approval of the Board, the Company may, in its sole discretion, exercise the Stock Options for Waage at any time as a form of compensation or Waage will have up to the close of business on the dates specified in the Option Contract to exercise the Stock Options. If the Company does not exercise the Stock Options or if Waage does not exercise the Stock Options on or before the expiration dates specified in the Option Contract, then the Stock Options will be cancelled and the Option Contract terminated.

3.4 Subject to the successful Financing, during the Term of this Agreement Waage will be provided with extended medical and dental insurance coverage that will include all family members of Waage that are "dependants" of Waage as that term is defined in accordance with the applicable IRS rules and regulations.

4.     Sales  and  Service  Office  and  Ancillary  Equipment

Subject  to  the  successful  Financing  of  the  Company:

4.1 Waage will be authorized and enabled by the Company to establish a sale and service office ("Sales and Service Office") in the State of Minnesota for and on behalf of the Company. The Sales and Service Office will be utilized and maintained exclusively for the purpose of carrying out necessary sales, service and marketing activities of the Company. Initially the Sales and Service Office will have a limited number of personnel including certain budget restrictions with respect to initial operating costs. Subsequently, the budget for the Sales and Service Office will be re-evaluated and established by the Board in consultation with Waage from time to time.

4.2 The Company agrees to supply Waage with a motor vehicle that is to be used in connection with the sales and service functions of the Sales and Service Office. The Board will determine the make, model and type of vehicle. Maintenance, leasing costs, insurance and fuel costs for the vehicle will be paid for by the Company.

4.3 The Company agrees to supply Waage with a cell phone and a lap-top computer that will be paid for by the Company and are to be used in connection with the sales and service functions of the Sales and Service Office.

4.4 The Company agrees to pay for the cost of all travel, ground transportation, lodging, food and other necessary costs of Waage in connection with performing his functions described in this Agreement.

5.     Further  Acts  and  Agreements

Waage agrees to perform such further acts and execute such other agreements and documents as might be reasonably necessary to fully implement the intent and purpose of this Agreement.

6.     Severability

If any provision or part of this Agreement is declared to be void or otherwise invalid by a court of competent jurisdiction, the remaining provisions or parts of this Agreement will remain in full force and effect.

7.     Entire  Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the engagement of Waage to provide the Services and perform the duties and obligations as contemplated by the parties. Any other previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to these matters are terminated and cancelled unless the parties hereto have expressly confirmed in writing that any such agreements will survive this Agreement. Each of the parties release and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any prior agreement including, without limitation, the First Participation Agreement.

8.     Confidentiality

Waage understands and hereby agrees that any information or documentation provided to him by or on behalf of the Company or for submission or presentation to prospective investors or customers is confidential and privileged. Any information or documentation provided to Waage must not be duplicated in any form or medium or presented or submitted to any other party other than direct recipients of documents and information as permitted for the purposes of performing the Services. Waage understands and agrees that prior to the submission of any offering circulars, memorandum, prospectus, business plan, proprietary information or other intellectual property ("Confidential Documents") to any prospective investors or customers, that a non-circumvention and confidentiality agreement must first be executed by the recipient and registered with the Company. Any prospective investors or customers not participating in the financing of the Company's business or concluding agreements with the Company must return any and all Confidential Documents to the Company. All of the foregoing provisions of this Section 8 will survive the termination of this Agreement.

9.     Modification  of  Agreement

Any modification to this Agreement must be in writing and signed by the parties hereto or it will have no effect and will be void.

10.     Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained herein.

11.     Governing  Law

This Agreement shall be construed in accordance with the laws of the State of Washington, USA.

12.     Use  of  Grammar

In this Agreement words importing the masculine gender include the feminine or neuter gender and words importing the singular include the plural and vice versa.

13.     Enurement

This Agreement shall enure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the heirs, executors, administrators and other legal representatives of Waage.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.


EXECUTED  BY  CANONLINE  GLOBAL                       )
MEDIA  INC.  in  the  presence  of  its               )
duly  Authorized  Signatories  in  that  be  half     )
                                                      )
                                                      )
                                                      )
Per:                                                  )    [CORPORATE SEAL OF
      -----------------------------                   )     CANONLINE MEDIA
        Peter  Hogendoorn,  Director                  )     CORPORATION]
                                                      )
                                                      )
Per:                                                  )
      -----------------------------                   )
        Leslie  J.  Ames,  Director                   )



SIGNED,  SEALED  AND  DELIVERED                       )
By  MICHAEL  W.  WAAGE  in  the  presence  of:        )
                                                      )
                                                      )
                                                      )
      -----------------------------                   )        -----------------
      Signature  of  Witness                          )        MICHAEL W. WAAGE